SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTTE PURSUANT TO
                               SECTION 305(b) (2)

                              THE BANK OF NEW YORK

      New York                                  13-5160382
      (State of incorporation if               (I.R.S. employer
      not a U. S. national bank)                identification no.)



      One Wall Street, New York,  NY                10286
      (Address of principal executive offices)   (Zip code)


                        GMACM HOME LOAN TRUST 2000-HLTV1
                          C/o Wilmington Trust Company

                               Rodney Square North

                            1100 North Market Street

                         Wilmington, Delaware 19890-0001

       Delaware                                         not yet filed
      (State or other jurisdiction of                   (I.R.S. employer
      incorporation or organization)                    identification no.)



                GMACM HOME LOAN TRUST  2000-HLTV1
                GMACM Home  Loan-Backed  Term Notes, Series 2000-HLTV1

1.   General  information.  Furnish the following  information as to the Trustee
     (a) Name and address of each examining or supervising authority to which it is subject.

        Name                                      Address

        Superintendent of Banks of the State    2 Rector Street, NY.,
        New York, NY                            NY 10006, and Albany,
                                                12203

        Federal Reserve Bank of New York        33 Liberty Plaza,  NY, NY
                                                10045

        Federal Deposit Insurance Corporation   Washington,  DC 20429


        New York Clearing House Association     New York, NY 10005

(b)   Whether it is authorized to exercise corporate trust power.
      Yes.

2.    Affiliations with Obligor.
      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

16.   List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17C. F. R. 229.10(d).

1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to From T-1 filed with Registration Statement No. 33-29637).

4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019).

                                 SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York, a New York banking corporation, organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of New York and State of New York, on the 20th day of March 2000.

                                    The Bank of New York

                               BY:  /s/ John Polito
                                    ______________________

                                    John Polito
                                    Vice President